Exhibit 23.4


KPMG Peat Marwick LLP




The Board of Directors
Uniforce Services, Inc.:

We consent to the use of our report included herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                            /s/ KPMG Peat Marwick LLP

         KPMG PEAT MARWICK LLP

Jericho, New York
February 18, 1998